EXHIBIT B

FORM OF LOCK-UP AGREEMENT

AUSPEX PHARMACEUTICALS, INC.

3366 North Torrey Pines Court, Suite 225

La Jolla, CA 92037

STIFEL, NICOLAUS & COMPANY, INCORPORATED

BMO CAPITAL MARKETS CORP.

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street, Suite 3700

San Francisco, CA 94104

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Auspex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the several underwriters named therein (the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated (“Stifel”) and BMO Capital Markets Corp. (“BMO” and together with Stifel, the “Representatives”) are acting as representatives. As an inducement to the Representatives to execute the Underwriting Agreement on behalf of the Underwriters in connection with the proposed initial public offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse, domestic partner or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household, any partnership, corporation, limited liability company or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse, domestic partner or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, which consent may be withheld in the Representatives’ sole discretion. For purposes of this Agreement, “immediate family member” shall mean any relation by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned or to any transfer made by will or intestate succession upon the death of the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse, domestic partner or immediate family member), such securities shall remain subject to the restrictions contained in this Agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market on or after the Public Offering Date (except Common Stock acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement. A transfer of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock may be made (i) to a family member or a trust for the benefit of the undersigned or a family member, (ii) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to the stockholders or other equity holders of the undersigned or any other corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, (iv) pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan or such transfer shall be required or shall be voluntarily made by or on behalf of the undersigned, the Company or any other person during the Lock-Up Period; (v) to the Company (A) upon a vesting event of the Company’s securities or the exercise of options issued pursuant to the Company’s equity incentive plans in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon such vesting or exercise or (B) in exercise of the Company’s right to repurchase or reacquire the undersigned’s securities pursuant to agreements entered into pursuant to the Company’s equity incentive plans, as described in the final prospectus used to sell the Common Stock, that permit the Company to repurchase or reacquire such securities upon termination of the undersigned’s services to the Company, or (vi) solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided, in the case of clauses (i), (ii), (iii) or (vi), that the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto, and provided further, in the case of clauses (i) – (v), that no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2014.